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                                                                   EXHIBIT 10.37

                                                  AMENDMENT NO. 1 ("Amendment"),
                                        dated as of January 17, 2003, to the
                                        INVESTMENT AGREEMENT dated as of
                                        September 26, 2002 by and between The
                                        Retirement Systems of Alabama and
                                        US Airways Group, Inc. (the
                                        "Agreement"), by and among US Airways
                                        Group, Inc., a Delaware corporation (the
                                        "Company"), The Retirement Systems of
                                        Alabama ("RSA"), and Retirement Systems
                                        of Alabama Holdings LLC ("RSA LLC").


                The Company and RSA desire to amend the Agreement pursuant to
Section 10.06 thereof as hereinafter set forth. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

                NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Agreement. Effective upon the execution and delivery of this Amendment No. 1, the Agreement is hereby amended as follows:

                (a) Amendment to the Definition of "Investor". For all purposes under the Agreement and this Amendment No. 1, the definition of "Investor" in the Agreement shall be deleted in its entirety and "Retirement Systems of Alabama Holdings LLC" shall be inserted in lieu thereof nunc pro tunc as if RSA LLC had in all respects been the original signatory and party thereto as the Investor and, accordingly, RSA LLC shall be treated for all purposes thereunder as the Investor and all references therein to the Investor shall be deemed to be references to RSA LLC.

                (b)     Amendments to Recitals.

                        (i) The third "Whereas" clause in the recitals of the Agreement shall be deleted in its entirety and replaced with the following:

        "WHEREAS, pursuant to the Plan, the reorganized Company intends to cancel the existing outstanding Equity Securities of the Company upon the Effective Date and issue (i) fifty two million four hundred thousand (52,400,000) Class A common shares of the Company, having the terms set forth in Exhibit A attached hereto (the "Class A Common Shares"), (ii) five million (5,000,000) Class B common shares of the Company, having the terms set forth in Exhibit A attached hereto (the "Class B Common Shares"), (iii) eighteen million nine hundred fifty thousand (18,950,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit B attached hereto (the "Class A-1 Warrants"), (iv) eighteen million nine hundred fifty thousand (18,950,000) non-convertible Class A preferred shares of the Company, having the terms set forth in Exhibit D attached hereto (the "Class A Preferred Shares"), (v) seventy five thousand (75,000) non-convertible, redeemable Class B preferred shares of the Company, having the terms set forth in Exhibit E attached hereto (the "Class B Preferred Shares") and (vi) up to ten (10) non-convertible Class C preferred shares of the

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Company, which shall be issued in up to four series, having the terms set forth in Exhibit F attached hereto (the "Class C Preferred Shares");"

                        (ii) The fourth "Whereas" clause in the recitals of the Agreement shall be deleted in its entirety and replaced with the following:

        "WHEREAS, simultaneously with the consummation of the Plan, the Investor intends to purchase from the reorganized Company, and the reorganized Company intends to issue and sell to the Investor, subject to the terms and conditions contained herein, (i) twenty million six hundred fifty two thousand five hundred ninety three (20,652,593) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (iv) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A Preferred Shares, and
(v) seventy five thousand (75,000) Class B Preferred Shares (such transactions collectively, the "Investment") in exchange for the Investment Price;"

                (c)     Amendments to Section 1.01.

                        (i) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ""Class A-2 Warrants" has the meaning set forth in the recitals hereto."

                        (ii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ""Warrants" means the Class A-1 Warrants together with the Class A-2 Warrants". Thereafter, any and all references to "Warrants" contained in the Agreement shall be deleted and replaced with "Class A-1 Warrants."

                        (iii)   The following sentence shall be inserted in
Section 1.01 of the Agreement in alphabetical order therein: ""CWA" has the meaning set forth in Section 5.01(b) hereof."

                        (iv)    The following sentence shall be inserted in
Section 1.01 of the Agreement in alphabetical order therein: ""CWA Director" has the meaning set forth in Section 5.01(b) hereof."

                        (v) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ""Creditors' Committee Director" has the meaning set forth in Section 5.01(b) hereof."

                        (vi) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ""Labor Director" has the meaning set forth in Section 5.01(b) hereof."

                        (vii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ""AFA" means the Association of Flight Attendants.", and shall be replaced with the following: ""AFA" means the Association of Flight Attendants, International."

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                        (viii)  The following sentence included in Section 1.01
of the Agreement shall be deleted in its entirety: ""TWU" means Transport Workers Union.", and shall be replaced with the following: ""TWU" means the Transport Workers Union of America."

                        (ix)    The following sentence shall be inserted in
Section 1.01 of the Agreement in alphabetical order therein: ""AFA/TWU Director" has the meaning set forth in Section 5.01(b) hereof."

                        (x) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ""Series 3 Class C Preferred Shares" means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the new or amended collective bargaining agreements between any Debtor a labor union (other than ALPA and IAMAW)", and shall be replaced with the following: ""Series 3 Class C Preferred Shares" means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to collective bargaining agreements between any Debtor, on the one hand, and AFA and TWU, on the other."

                        (xi)    The following sentence shall be inserted in
Section 1.01 of the Agreement in alphabetical order therein: ""Series 4 Class C Preferred Shares" means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and CWA."

                (d)     Amendments to Section 2.01.

                        (i) The title of Section 2.01 of the Agreement shall be deleted and replaced with following, "Issuance and Purchase of Common Stock, Class A-1 Warrants and Preferred Stock."

                        (ii) Section 2.01(a) of the Agreement shall be deleted and replaced with the following:

        "Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the reorganized Company will issue, sell and deliver to the Investor, and the Investor will purchase from the reorganized Company,
(i) twenty million six hundred fifty two thousand five hundred ninety three (20,652,593) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (iv) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A Preferred Shares, and (v) seventy five thousand (75,000) Class B Preferred Shares, in each case, free and clear of all Liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000)(the "Investment Price")."

                (e) Amendments to Section 2.02. Section 2.02(b) of the Agreement shall be amended by adding the words "and Class B Preferred Shares" immediately after the words "and Class A Preferred Shares" in both clause (i) and clause (ii) and changing "and Class A Preferred Shares" to ", Class A Preferred Shares".

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                (f)     Amendment to Section 3.05. Section 3.05 of the Agreement
shall be deleted in its entirety and replaced with the following:

        "Capitalization; Securities. Upon the Closing and after giving effect to the Confirmation Order, the Plan and the Investment, the authorized capital of the reorganized Company shall consist solely of: (i) two hundred and five million (205,000,000) shares of Common Stock, of which (a) two hundred million (200,000,000) shares shall be Class A Common Shares, and (b) five million (5,000,000) shares shall be Class B Common Shares; (ii) fifty million (50,000,000) shares of preferred stock, of which (x) twenty five million (25,000,000) shares shall be designated Class A Preferred Shares, (y) seventy five thousand (75,000) of which shall be designated Class B Preferred Shares, and (z) up to ten (10) Class C Preferred Shares, issuable in up to four (4) series, which, in each case, will be authorized and issued or reserved for issuance; and (iii) twenty five million (25,000,000) Class A-1 Warrants. Upon the Closing (prior to giving effect to the Investment) there shall not be outstanding any (A) Class A Common Shares, other than (x) up to twenty-seven million nine hundred ninety seven thousand four hundred seven (27,997,407) Class A Common Shares to be issued by the Company to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A Common Shares to be issued or reserved for issuance by the Company to members of management of the Company upon the Effective Date; (B) Class B Common Shares, (C) Class A-1 Warrants, other than
(x) up to fifteen million three hundred forty eight thousand eight hundred sixty (15,348,860) Class A-1 Warrants to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to two million two hundred twenty thousand five hundred seventy (2,220,570) Class A-1 Warrants to be issued or reserved for issuance by the Company to members of management of the Company upon the Effective Date; provided, that the Company may elect to have comparable options issued in place of Class A-1 Warrants described in this subsection and this Agreement shall be deemed to be amended to reflect such issuance, and (D) Class A Preferred Shares other than (x) up to fifteen million three hundred forty eight thousand eight hundred sixty (15,348,860) Class A Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to two million two hundred twenty thousand five hundred seventy (2,220,570) Class A Preferred Shares to be issued to members of management of the Company upon the Effective Date. Upon the Effective Date, all authorized Class C Preferred Shares shall have been issued to or for the benefit of the Constituents. Upon the Closing Date, all of such outstanding securities, including, without limitation, the Equity Securities to be issued and delivered to the Investor pursuant to the terms hereof, shall have been duly authorized and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties or reserved for issuance in accordance with the terms of the Plan and Confirmation Order. The Class A Common Shares issuable upon (i) the exercise of the Class A-1 Warrants, when issued and delivered to the holders of the Class A-1 Warrants, and (ii) the conversion of the Class B Common Shares, when issued and delivered to the holders of the Class B Common Shares, shall have been duly authorized and be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties. Upon the Closing and after giving effect to the Confirmation Order and the Plan,
(i) except for this Agreement, there shall be no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether oral, formal or informal) with respect to the voting, transfer or disposition of capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party or by which it is bound, or, to the knowledge of the Company, among or

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between any persons other than the Company or any Subsidiary (as the case may
be), and (ii) except as set forth herein, there shall be no options, warrants, rights, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any Subsidiary or any such other securities. The rights, preferences and privileges of the capital stock of the Company shall be as set forth in the Certificate of Incorporation (including any Certificates of Designation, as applicable) of the Company, as amended pursuant to the Plan and in effect upon the Closing."

                (g) Amendment to Section 4.01. Section 4.01 of the Agreement shall be deleted in its entirety and replaced with the following:

        "The Investor is a limited liability company formed, validly existing and in good standing under the Laws of Delaware having all requisite power and authority and requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents."

                (h) Amendment to Section 4.05. Section 4.05 of the Agreement shall be amended by adding the words "and Class B Preferred Shares" immediately after the words "and Class A Preferred Shares" in the first sentence and changing "and Class A Preferred Shares" to ", Class A Preferred Shares".

                (i)     Amendments to Section 5.01.

                        (i) Section 5.01(a) of the Agreement shall be amended by replacing the number "13" with the number "15".

                        (ii) Section 5.01(b) of the Agreement shall be deleted in its entirety and replaced with the following:

        "As of the Closing Date and after giving effect to the Confirmation Order and Plan, the Board shall consist of: (i) eight (8) members designated by the Investor (each, an "Investor Director"), (ii) two (2) members, neither of whom is an employee or an affiliate of the Company or the Investor, identified by the CEO (as defined below) in consultation with the Official Committee of Unsecured Creditors (the "Creditors' Committee") or the post-confirmation committee of Unsecured Creditors, as applicable (each, an "Independent Director"), (iii) one (1) member designated by the Air Line Pilots Association, International ("ALPA", such member, the "ALPA Director"), in accordance with the collective bargaining agreement between US Airways and ALPA, (iv) one (1) member designated by the International Association of Machinists and Aerospace Workers ("IAMAW", such member, the "IAMAW Director"), (v) one (1) member designated jointly by the AFA and the TWU, in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU (such member, the "AFA/TWU Director"), (vi) one (1) member designated by the Communications Workers of America ("CWA", such member the "CWA Director"), and (vii) the chief executive officer of the Company (the "CEO")."

                        (iii) Section 5.01(c) of the Agreement shall be deleted in its entirety and replaced with the following:

        "In the event of the death, disability, resignation or removal of a member of the Board, the Person designating such member shall designate a replacement for such director, and the Company shall cause such replacement to be elected to the Board."

                        (iv) Section 5.01(d) of the Agreement shall be deleted in its entirety and replaced with the following:

        "(d) From and after the Closing Date, the reorganized Company shall cause the following to constitute the slate of nominees recommended by the Board for election as directors at each annual meeting of the stockholders: (i) eight
(8) Investor Directors; (ii) two (2) Independent Directors; and (iii) the CEO, and the Company shall use its best efforts to cause the election of such persons."

                        (v) The existing Section 5.01(e) of the Agreement shall be deleted in its entirety, and replaced with the following:

        "(e) In accordance with the Certificate of Incorporation, the Board shall also consist of the following: (i) for so long as the Series 1 Class C Preferred Share remains outstanding, one (1) ALPA Director designated and elected by the holder of the Series 1 Class C Preferred Share; (ii) for so long as the Series 2 Class C Preferred Share remains outstanding, one (1) IAMAW Director designated and elected by the holder of the Series 2 Class C Preferred Share; (iii) for so long as the Series 3 Class C Preferred Shares remain outstanding, one (1) AFA/TWU Director designated and elected by the holders of the Series 3 Class C Preferred Shares, and (iv) for so long as the Series 4 Class C Preferred Share remains outstanding, one (1) CWA Director designated and elected by the holder of the Series 4 Class C Preferred Share."

                        (vi) Section 5.01(f) of the Agreement shall be deleted in its entirety.

                        (vii) Section 5.01(g) of the Agreement shall be deleted in its entirety and replaced with the following:

        "(g) Notwithstanding the foregoing provisions of this Section 5.01, upon
(i) the sale of an aggregate of fifty percent (50%) of the number of shares of Common Stock beneficially owned by the Investor and its Affiliates as of the Closing (the "Investor Closing Shares") and (ii) the realization of the Investor and its Affiliates of aggregate net cash proceeds on a cumulative basis of five hundred fifty million dollars ($550,000,000) (the "Triggering Amount") from sales of Common Stock, Class A-1 Warrants, Class A Preferred Shares or Class B Preferred Shares and any repayment of principal under its ATSB "at-risk" loan participation; provided, that the Triggering Amount shall be increased by any amounts received by the Company from the Investor in respect of the exercise price of any Class A-1 Warrants ((i) and (ii) taken together, the "Triggering Event"), the Investor's right hereunder to designate Investor Directors for election to the Board shall be reduced to seven (7). Notwithstanding the foregoing, following the Triggering Event, the total number of Investor Directors the Investor is entitled to designate for election to the Board shall be reduced to: (i) six (6), if the Investor and its Affiliates beneficially own at least 34% but less than 42% of the Investor Closing Shares; (ii) five (5), if the Investor and its Affiliates beneficially own at least 26% but less than 34% of the Investor Closing Shares; (iii) four (4), if the Investor and its Affiliates beneficially own at least 18% but less than 26% of the Investor Closing Shares;
(iv) three (3), if the Investor and its Affiliates beneficially own at least 10% but less than 18% of the Investor Closing Shares; (v) two (2) if the Investor and its Affiliates beneficially own at least 2.5% but less than 10% of the Investor Closing Shares; and (v) zero (0), if the Investor and its Affiliates beneficially own less than 2.5% of the Investor Closing Shares. Following the Triggering Event, the Investor and its Affiliates shall be required to either
(i) sell shares of Common Stock on a proportionate basis as between shares of Class A Common Stock and shares of Class B Common Stock, as determined by reference to the proportion in which the Investor and its Affiliates held shares of Class A Common Stock and shares of Class B Common Stock immediately following the Triggering Event (the "Proportionate Amount") (rounded to the nearest whole number of shares of Class B Common Stock), or (ii) convert the appropriate number of shares of Class B Common Stock into shares of Class A Common Stock simultaneously with a sale of shares of Class A Common Stock, based on the Proportionate Amount. In the event that the number of Investor Directors the Investor is entitled to designate is reduced pursuant to this Section 5.01(g), the Investor shall be entitled to designate which Investor Director shall resign from the Board. Such Investor Director shall resign from the Board no later than the thirtieth (30th) day following the day on which the Investor's beneficial ownership of the Investor's Closing Shares drops below the relevant thresholds set forth above. Sections 5.01 and 5.02 shall cease, terminate and be of no further force or effect as of September 26, 2007.

                        (viii) Section 5.01 of the Agreement shall be amended by adding the following paragraph as Section 5.01(h):

        "(h) During the term of this Article V, the Investor agrees to vote all of the shares of voting capital stock received in connection with the consummation of the Plan (including transactions that are a condition thereto) and then owned by it in favor of the directors nominated in accordance with
Section 5.01(d) of this Agreement at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected or whenever members of the Board of Directors are to be elected by written consent; provided, however, that following the initial election of the Board of Directors of the Company on the Effective Date, the obligations set forth in this Section 5.01(h) shall be contingent and conditioned upon each of General Electric Capital Corporation (or any affiliate thereof holding shares of capital stock of the Company), the Air Transportation Stabilization Board (the "ATSB")(or any entity having the right to vote shares of capital stock of the Company issued in connection with the guarantee by the ATSB of the ATSB Loan) and the CEO each agreeing in writing with the Investor and the Company to vote its, his or her shares of capital stock received in connection with the consummation of the Plan (including transactions that are a condition thereto) in favor of the directors so nominated in accordance with Section 5.01(d)."

                        (ix) Section 5.01 of the Agreement shall be amended by adding the following paragraph as Section 5.01(i):

        "(i) In the event that during the term of this Article V, the Investor sells or otherwise transfers in a private sale transaction shares of capital stock of the Company, the transferee

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thereof shall agree to be bound by, and at the option of the Investor shall be entitled to the rights and benefits of the Investor, under this Article V as if such transferee were the Investor.

                (j) Amendment to Article VI. Article VI of the Agreement shall be amended by adding the following paragraph as Section 6.04:

        "SECTION 6.04 Material Actions. During the period from January 17, 2003 and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement, the Company and the Subsidiaries shall not, without the prior written consent of the Investor, take any action or fail to take any action (i) that would result in any of the representations and warranties of the Company herein becoming untrue in any material respect or in any of the conditions to the consummation of the transactions contemplated hereby not being satisfied in any material respect, or
(ii) that would reasonably be expected to have a Material Adverse Effect."

                (k) Amendment to Section 7.04. Section 7.04 of the Agreement shall be deleted in its entirety and replaced with the following:

        "SECTION 7.04 Registration Rights Agreement. The Common Stock issued to the Investor pursuant to the Plan and the Class A Common Shares issuable upon
(i) the exercise of the Class A-1 Warrants, and (ii) the conversion of the Class B Common Shares shall be registered by the Company under the Securities Act. The Company and the Investor shall use commercially reasonable efforts to promptly enter into a registration rights agreement (the "Registration Rights Agreement") on mutually acceptable terms and conditions, pursuant to which the Company shall file a resale registration statement pursuant to Rule 415 under the Securities Act permitting free resale of the Common Stock issued to the Investor pursuant to the Plan and the Class A Common Shares issuable upon the exercise of the Class A-1 Warrants and upon conversion of the Class B Common Shares promptly after the Closing Date, and use its commercially reasonable efforts to cause to be declared effective and, subject to the conditions set forth in the Registration Rights Agreement, to maintain the effectiveness of such registration statement."

                (l)     Amendments to Section 8.01.

                        (i) Section 8.01(b) of the Agreement shall be amended by adding the words "and Class B Preferred Shares" immediately after the words "and Class A Preferred Shares" and changing "and Class A Preferred Shares" to ", Class A Preferred Shares".

                        (ii) Section 8.01(n) of the Agreement shall be amended by replacing the number "5" with the number "8" and replacing the number "13" with the number "15".

                        (iii) Section 8.01 of the Agreement shall be amended by adding the following paragraph as Section 8.01(t):

        "(t) Labor Union Waivers and Consents. The Company shall have received all waivers and consents, if any, that may be required from its labor unions in connection with collective bargaining agreements covering more than two hundred
(200) employees such that such that the execution, delivery, performance or implementation of this Agreement or the compliance with the provisions hereof, the exercise of any rights or powers by the Investor or the consummation of the transactions contemplated hereby or by the Plan would not (i) trigger any "change-of-control" or other similar provision under any collective bargaining agreement to which the Company or any Subsidiary is a party, as such collective bargaining agreements may be amended from time to time, or (ii) trigger any payments to, rights or remedies in favor of, any labor union (or any member thereof) which is a party to a collective bargaining agreement with the Company or any of its Subsidiaries, as such collective bargaining agreement may be amended from time to time, except to the extent that the failure to receive any such waiver or consent with respect to clause (ii) above would not reasonably be expected to have a Material Adverse Effect."

                (m)     Amendment to Section 8.02. The first paragraph of
Section 8.02 shall be amended by adding the words "and Class B Preferred Shares" immediately after the words "and Class A Preferred Shares" and changing "and Class A Preferred Shares" to ", Class A Preferred Shares".

                (n) Amendment to Section 10.01. Section 10.01(a) of the Agreement shall be deleted in its entirety and replaced with the following:

        "(a) The Company shall reimburse the Investor for all reasonable fees and expenses (the "Expenses") incurred by or on behalf of the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, including Expenses relating to the consummation thereof and customary post-Closing matters related thereto, including, but not limited to, reasonable fees and expenses of its legal counsel and third-party consultants engaged by it to assist in such transactions and reasonable fees and expenses incurred by the Investor in connection with any due diligence, collateral reviews and field examinations, provided, that reimbursement of Expenses by the Company to the Investor with respect to Houlihan Lokey Howard & Zukin shall be limited to (i) monthly fees, as set forth in the Letter Agreement between the Investor and Houlihan Lokey Howard & Zukin dated August 26, 2002, through March 31, 2003, (ii) reasonable out of pocket expenses through March 31, 2003, and (iii) a success fee of (a) three million seven hundred fifty thousand dollars ($3,750,000) less (b) fifty percent (50%) of any monthly fees reimbursed by the Company. The Investor will render monthly invoices to the Company for Expenses reimbursable hereunder, which, with respect to Houlihan Lokey Howard & Zukin's out of pocket expenses, shall include appropriate supporting documentation. The Company shall pay to the Investor or its designated affiliate all amounts due under such invoice within ten (10) days of receipt thereof."

                (o) Amendments to Section 10.05. Section 10.05 of the Agreement shall be amended by deleting the word "The" immediately before the words "Retirement Systems of Alabama" and inserting "Holdings LLC" after the words "Retirement Systems of Alabama" in subsection (ii).

                (p) Amendments to Signature Page. The signature page shall be amended by deleting the word "The" immediately before the words "Retirement Systems of Alabama" and inserting "Holdings LLC" after the words "Retirement Systems of Alabama".

                (q)     Amendments to Exhibit A.

                        (i) Subsection (i) of Exhibit A to the Agreement shall be amended by replacing the following "a majority of the holders of Common Stock" with "the holders of a majority of the Common Stock".

                        (ii) Subsection (iv) of Exhibit A to the Agreement shall be amended by replacing the following "2/3 of the holders of the Class B Common Shares" with "the holders of 2/3 of the Class B Common Shares".

                        (iii) Subsection (vii) of Exhibit A to the Agreement shall be deleted in its entirety and replaced with the following:

        "(vii) all Equity Securities of the Company, including, without limitation, the shares of Class A Common Shares, Class B Common Shares, Class A-1 Warrants, Class A Preferred Shares, Class B Preferred Shares, Series 1 Class C Preferred Share, Series 2 Class C Preferred Share, Series 3 Class C Preferred Shares and Series 4 Class C Preferred Share, shall be subject to the following limitations:

        (a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a "citizen of the United States," as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the "Cap Amount").

        (b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as "citizens of the United States" based on the number of votes the underlying securities are entitled to."

                        (iv) The following new subsection (viii) shall be inserted at the end of the existing Exhibit A:

        "(viii) shares of Class B Common Shares shall be convertible into shares of Class A Common Shares on a 1:1 basis at the option of the holder thereof, subject to equitable adjustments for stock splits, adjustments, combinations and like transactions."

                (r) Amendment to Exhibit B. The reference to "$9.60" in subsection (iv) of Exhibit B to the Agreement shall be replaced with "$7.42".

                (s) Amendment to Exhibit C. Exhibit C to the Agreement, and all references thereto in the Agreement, shall be deleted in their entirety.

                (t) Amendment to Exhibit D. The reference to "Series A-2 Warrants" in subsection (vi) of Exhibit D to the Agreement shall be deleted.

                (u) Amendment to Exhibit E. Exhibit E to the Agreement shall be deleted in its entirety and replaced with the following:

                                   "EXHIBIT E
             CERTIFICATE OF DESIGNATION OF CLASS B PREFERRED SHARES

           The Certificate of Designation of Class B Preferred Shares
                       shall include the following terms:

        (i) The nominal value of each Class B Preferred Share will be $1,000.00.

        (ii) The Class B Preferred Shares will have a maturity of eight (8) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share's nominal value plus any accrued and unpaid dividends (the "Redemption Price").

        (iii) From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis, to the extent not prohibited under applicable Law; provided, however, that to the extent the Company is so legally prohibited from paying any such dividends or any portion thereof, such unpaid dividends shall accrue and be paid immediately upon the removal of such legal prohibition and, in connection therewith, the Company shall take all action reasonably necessary to remove or diminish the scope of such legal prohibition, including, by way of example but not in limitation thereof, causing a revaluation of its assets. Dividends on the Class B Preferred Shares will be paid in cash at a rate of 8% per annum (each, a "Cash Dividend").

        (iv) At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the ninth (9th) anniversary of the Closing Date, plus accrued and unpaid dividends."

        (v) In the event that the Company has not paid a Cash Dividend for five (5) consecutive quarters (a "Payment Default"), the holders of the Class B Preferred Shares shall have the special and exclusive class right to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall take all necessary actions to effectuate such right, including by way of example and not limitation thereof, causing the size of the Board to be increased and/or facilitating the resignation of a director to create a vacancy for such new director; provided that upon payment of a Cash Dividend by the Company, such designee will resign from the Board.

        (vi) Each Class B Preferred Share will have one (1) vote on all matters put to the shareholders for a vote."

               (v) Amendment to Exhibit F. Exhibit F to the Agreement shall be deleted in its entirety and replaced with the following:

                                   "EXHIBIT F
             CERTIFICATE OF DESIGNATION OF CLASS C PREFERRED SHARES

           The Certificate of Designation of Class C Preferred Shares
                       shall include the following terms:

(i)     The nominal value of each Class C Preferred Share will be $0.0001.

(ii)    The Class C Preferred Shares will not pay dividends.

(iii) Each Class C Preferred Share will have a liquidation preference of $0.0001.

(iv)    There will be four series of Class C Preferred Shares.

        (a) The Series 1 Class C Preferred Share shall be issued to ALPA as the collective bargaining representative of the pilots employed by US Airways, Inc. pursuant to the collective bargaining agreement between ALPA and US Airways in effect as of the Effective Date (the "ALPA CBA").

        (b) The Series 2 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the "IAMAW CBA").

        (c) The Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and AFA and TWU in effect as of the Effective Date (the "AFA/TWU CBAs").

        (d) The Series 4 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and CWA in effect as of the Effective Date (the "CWA CBA")

(v)     Maturity.

        (a) The Series 1 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 1 Class C Preferred Share, the Company will be required to redeem such Series 1 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share's nominal value.

        (b) The Series 2 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 2 Class C Preferred Share, the Company will be required to redeem such Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share's nominal value.

        (c) The Series 3 Class C Preferred Shares will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem such Series 3 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share's nominal value.

        (d) The Series 4 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 4 Class C Preferred Share, the Company will be required to redeem such Series 4 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share's nominal value.

(vi)    Voting Rights.

        (a) The holders of the Series 1 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.

        (b) The holders of the Series 2 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.

        (c) The holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the AFA/TWU Director.

        (d) The holders of the Series 4 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the CWA Director.

        (e) No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of any Series of Class C Preferred Shares without the consent of the holder of Class C Preferred Shares so affected.

2. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

3. Governing Law. To the extent not governed by the Bankruptcy Code, this Amendment shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules.

4. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

5. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

6. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company's, RSA's and RSA LLC's successors and assigns.

7. Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                                     * * * *

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Investment Agreement to be executed and delivered by their duly authorized representatives on the date first above written.

                            THE RETIREMENT SYSTEMS OF ALABAMA

                            By:  /s/ William T. Stephens
                               ---------------------------------
                               Name: William T. Stephens
                               Title: General Counsel

                            US AIRWAYS GROUP, INC.

                            By:  /s/ Neal S. Cohen
                               ---------------------------------
                               Name: Neal S. Cohen
                               Title: Executive Vice President - Finance & CFO


                            RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC

                            By:  /s/ William T. Stephens
                               ---------------------------------
                               Name: William T. Stephens
                               Title: Secretary

                                      -15-